Exhibit 3.4




                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION
                                       OF

                               HOMEFED CORPORATION
            Under Section 242 of the Delaware General Corporation Law

                  Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned hereby certify:

     1.   The   name   of  the   corporation   is   HOMEFED   CORPORATION   (the
          "Corporation").

     2. The date of filing of the original Certificate of Incorporation of the Corporation with the Department of State of the State of Delaware was June 6, 1988.

     3. The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

          A. The first paragraph of ARTICLE 4 of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

     "The total number of shares of stock that this Corporation shall have authority to issue is two hundred fifty million (250,000,000), which stock shall be common stock, par value $.01 per share, with limited transferability as described in part B of this Article 4. Issuance of authorized stock by this Corporation shall be limited as described in part A of this Article 4."

In all other respects, the Restated Certificate of Incorporation shall remain unchanged.

     4. This Certificate of Amendment of the Certificate of Incorporation of the Corporation was authorized by vote of the Board of Directors on May 30, 2002 and approved by vote of a majority of all outstanding shares entitled to vote at the annual meeting of shareholders held on July 10, 2002.

                  IN WITNESS WHEREOF, we have signed this Certificate of Amendment of the Certificate of Incorporation of HomeFed Corporation on the 10th day of July, 2002 and we affirm the statements contained herein as true, under penalties of perjury.




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                                 Erin N. Ruhe, Vice President and Controller


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                                 Corinne A. Maki, Secretary